                               OFFER TO EXCHANGE

                      FOR TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)

                                       OF

                            HARMON INDUSTRIES, INC.

                                IN EXCHANGE FOR

                             SHARES OF COMMON STOCK

                                       OF

                            GENERAL ELECTRIC COMPANY

                             HAVING A VALUE OF $30

                  (DETERMINED AS DESCRIBED IN THE PROSPECTUS)

                           PURSUANT TO THE PROSPECTUS

                              DATED JULY 25, 2000

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, AUGUST 21, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                                   July 25, 2000

To Our Clients:

    Enclosed for your consideration are the Prospectus, dated July 25, 2000 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Four Points Acquisition, Inc. ("Acquiror"), a Missouri corporation and a wholly owned subsidiary of General Electric Company, a New York corporation ("GE"), to exchange a fraction of a share of GE common stock, par value $0.06 per share (the "GE Common Shares"), having a value of $30 (determined as described in the Prospectus) for each outstanding share of common stock, par value $0.25 per share (together with the associated rights to purchase common stock, the "Harmon Shares"), of Harmon Industries, Inc., a Missouri corporation ("Harmon"). The Offer is being made in connection with the Agreement and Plan of Merger dated as of July 16, 2000 (the "Merger Agreement") among GE, Acquiror and Harmon. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Missouri General and Business Corporation Law, Acquiror will be merged with and into Harmon (the "Merger"), with Harmon surviving the Merger as a wholly owned subsidiary of GE.

    WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF HARMON SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH HARMON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER HARMON SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Harmon Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

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
    Your attention is invited to the following:

        1. The consideration per Harmon Share is a fraction of a GE Common Share having a value of $30 (determined as described in the Prospectus).

        2. The Offer is being made for all outstanding Harmon Shares.

        3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, August 21, 2000, unless the Offer is extended.

        4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Harmon Shares which represent not less than two-thirds of the total issued and outstanding Harmon Shares on a fully diluted basis and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar statutes or regulations of foreign jurisdictions laws applicable to the Offer and the Merger. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon GE or Acquiror obtaining financing.

        5. The Harmon board of directors (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Harmon stockholders, (2) approved the Merger, the Offer and the Merger Agreement and (3) recommends that Harmon's stockholders accept the Offer and tender their Harmon Shares pursuant thereto and approve and adopt the Merger Agreement.

        6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of any cash payment to such stockholder or other payee pursuant to the Offer.

    The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Except as disclosed in the Prospectus, GE and Acquiror are not aware of any state in which the making of the Offer or the acceptance of Harmon Shares pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If GE or Acquiror become aware of any valid state statute prohibiting the making of the Offer or the acceptance of Harmon Shares pursuant to the Offer, GE and Acquiror will make a good faith effort to comply with any such state statute. If, after such good faith effort, GE and Acquiror cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Harmon Shares residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of GE and Acquiror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Harmon Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Harmon Shares, all your Harmon Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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
                        INSTRUCTIONS WITH RESPECT TO THE

                               OFFER TO EXCHANGE

                      FOR TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)

                                       OF

                            HARMON INDUSTRIES, INC.

                                IN EXCHANGE FOR

                             SHARES OF COMMON STOCK

                                       OF

                            GENERAL ELECTRIC COMPANY

                             HAVING A VALUE OF $30

                  (DETERMINED AS DESCRIBED IN THE PROSPECTUS)

                           PURSUANT TO THE PROSPECTUS

                              DATED JULY 25, 2000

    The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated July 25, 2000 (the "Prospectus") and the related Letter of Transmittal in connection with the offer by the Acquiror to exchange a fraction of a share of GE common stock par value $0.06 per share, having a value of $30 (determined as described in the Prospectus) for each outstanding share of common stock, par value $0.25 per share (together with the associated rights to purchase common stock, the "Harmon Shares"), of Harmon Industries, Inc., a Missouri corporation.

    This will instruct you to tender the number of Harmon Shares indicated below (or if no number is indicated below, all Harmon Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number: ________________________________________________________________

________________________________________________________________________________
Numbers of Harmon Shares to be Tendered*:
________________________________________________________________________________
_________________________________________________________ shares of Common Stock

Dated: ___________________________________________________________________, 2000

SIGN HERE
________________________________________________________________________________
Signature(s)
________________________________________________________________________________
Please Print
________________________________________________________________________________
Address
________________________________________________________________________________
Area Code and Telephone Number
________________________________________________________________________________
Tax Identification or Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Harmon Shares held by us for your account are to be tendered.
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                         PLEASE RETURN THIS FORM TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

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